UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2020

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2015A 6.25% Junior Subordinated Notes due 2075	SOJA	New York Stock Exchange
The Southern Company	Series 2016A 5.25% Junior Subordinated Notes due 2076	SOJB	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	2019 Series A Corporate Units	SOLN	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
On April 15, 2020, Georgia Power Company (“Georgia Power”), acting for itself and as agent for Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”), announced a reduction in workforce at Plant Vogtle Units 3 and 4 expected to total approximately 20%. This reduction in workforce is a mitigating action that is intended to address the impact of the novel coronavirus (“COVID-19”) on the Plant Vogtle Units 3 and 4 workforce and construction site, including ongoing challenges with labor productivity that have been exacerbated by the impact of COVID-19. It is expected to provide operational efficiencies by increasing productivity of the remaining workforce and reducing workforce fatigue and absenteeism. It is also expected to allow for increased social distancing by the workforce and facilitate compliance with the latest recommendations from the Centers for Disease Control and Prevention. To date, multiple members of the workforce have tested positive for COVID-19.
The workforce levels resulting from this reduction are expected to last into the summer as Georgia Power continues to monitor the impacts of COVID-19 on the project. Georgia Power’s proportionate share of the incremental cost of this mitigation action is currently estimated to total $15 million to $30 million, assuming absenteeism rates normalize and the intended productivity efficiencies are realized in the coming months. Based on these assumptions, Georgia Power currently does not expect this mitigation action to affect the total project capital cost forecast or the ability to achieve the regulatory-approved in-service dates of November 2021 and November 2022 for Plant Vogtle Units 3 and 4, respectively.
The ultimate outcome of these matters cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the expected schedule and cost of completion for Plant Vogtle Units 3 and 4 and the expected amount, benefits, incremental cost, and duration of the workforce reduction. The Southern Company (“Southern Company”) and Georgia Power

caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Georgia Power’s Annual Reports on Form 10-K for the year ended December 31, 2019, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the potential effects of the continued outbreak of COVID-19 on the construction of Plant Vogtle Units 3 and 4, including disruptions to supply chains, reduced labor availability or productivity, and any further required actions in response to COVID-19, including further workforce reductions or any suspension of construction activities; the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of Plant Vogtle Units 3 and 4, which includes components based on new technology that only within the last few years began initial operation in the global nuclear industry at this scale, and including changes in labor costs, availability and productivity, challenges with management of contractors or vendors, subcontractor performance, adverse weather conditions, shortages, delays, increased costs, or inconsistent quality of equipment, materials, and labor, contractor or supplier delay, delays due to judicial or regulatory action, nonperformance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, engineering or design problems, design and other licensing-based compliance matters, including, for nuclear units, the timely submittal by Southern Nuclear of the Inspections, Tests, Analyses, and Acceptance Criteria documentation for each unit and the related reviews and approvals by the U.S. Nuclear Regulatory Commission (“NRC”) necessary to support NRC authorization to load fuel, challenges with start-up activities, including major equipment failure, system integration or regional transmission upgrades, and operational performance; the ability to overcome or mitigate the current challenges at Plant Vogtle Units 3 and 4 that could impact the cost and schedule for the project; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia Public Service Commission approvals and NRC actions; under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Units 3 and 4 not to proceed with construction and the ability of other Vogtle Owners to tender a portion of their ownership interests to Georgia Power following certain construction cost increases; the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of NRC requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; the inherent risks involved in operating and constructing nuclear generating facilities; the ability of counterparties to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power’s business resulting from cyber intrusion or physical attack and the threat of physical attacks; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events or other similar occurrences; and the direct or indirect effects on Georgia Power’s business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure, or operation of generating or storage resources. Southern Company and Georgia Power expressly disclaim any obligation to update any forward‐looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2020	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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